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                                                                    EXHIBIT 10.1

                             SECOND AMENDMENT TO THE
                     IBT BANCORP, INC. AND RELATED COMPANIES
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS


      The IBT Bancorp, Inc. and Related Companies Deferred Compensation Plan for Directors is hereby amended effective for distributions commencing on or after December 31, 2005, as follows:

      1.    Section 6(a) is replaced in its entirety with the following:

            (a) Upon termination of a Participant's service with a Participating Company (including mandatory retirement from the Participating Company's Board of Directors), and/or upon attainment of age 65 (each such event being a "Distribution Event"), the Participant, with said Participating Company's consent, shall receive a distribution of IBT Bancorp, Inc. common stock as described below.

                  (i) The entire balance in his Deferred Money Account maintained with a Participating Company, if any, remaining after the Valuation Date immediately following the date of the Distribution Event (the "Final Valuation Date") shall be converted to the extent possible into stock units as set forth in Section 5(b) above and credited to the Participant's Stock Unit Account. The aggregate value thereof shall then be charged to the Participant's Deferred Money Account. In the event a cash balance remains in the Participant's Deferred Money Account after such charge, an additional amount shall be credited, as a Participating Company contribution, to the Participant's Deferred Money Account, such additional contribution to equal the amount which, when added to the remaining cash balance prior to the contribution, is sufficient to convert the balance of the Deferred Money Account into a single stock unit as set forth in this Section 6(a)(i). Said single stock unit shall then be credited to the Participant's Stock Unit Account and charged the Participant's Deferred Money Account as set forth in this Section 6(a)(i). The Valuation Date for purposes of all conversions made under this Section 6(a)(i) shall be the Participant's Final Valuation Date;

                  (ii) Payment of the balance in the Participant's Stock Unit Account maintained with the Participating Company as of the date of the Distribution Event, shall be made in shares of IBT Bancorp, Inc. common stock; and


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                  (iii) The distribution in Section 6(a)(ii) above shall be
                        payable in monthly installments for a total of 120 consecutive monthly installments commencing no sooner than six months following the Valuation Date that occurred immediately prior to the date of the Distribution Event. Such payment may be made in a single distribution as determined by the Participating Company in its sole discretion. The Participating Company may counsel with Participant prior to such determination.

      2. The third line of Section 6(b) is amended by deleting the phrase "cash or".

      3.    Section 6(c) is deleted in its entirety.

      4. The second line of Section 7 is amended by deleting the phrase "or in cash".

      5. Notwithstanding any provision of the Plan to the contrary, no cash distribution shall be made either directly or indirectly from the Plan including, but not limited to, the Participant receiving cash from a Participating Company by exercising a "put option" right, if any. Consequently, pursuant to the Plan there shall exist no liquidation feature of any kind on the part of any Participating Company. Therefore, Participants shall have no mechanism other than the marketplace to ultimately sell their shares of IBT Bancorp, Inc. common stock to obtain cash. A Participating Company is under no obligation, has no intention to, and will not repurchase the IBT shares earned under the Plan.


                                   IBT BANCORP, INC.



                                   By: /s/ Dennis P. Angner
                                       -----------------------------------------
                                       Dennis P. Angner, President